UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

December 6, 2011

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gannett Co., Inc. (the “Company”) files this Current Report on Form 8-K/A (“Current Report”) to supplement the Company’s Current Report on Form 8-K (the “Prior Report”), dated October 24, 2011 and filed October 26, 2011. The Prior Report announced the election of Susan Ness to the Company’s Board of Directors (the “Board”), effective October 25, 2011. The Company files this Current Report to disclose that Ms. Ness has been named to the Nominating and Public Responsibility Committee of the Board, effective December 6, 2011.

Item 8.01	Other Events.

Howard D. Elias has been named to the Executive Compensation Committee of the Board, effective December 6, 2011.

The Form of Executive Officer Performance Shares Award Agreement filed as Exhibit 99-1 to this Current Report replaces the Form of Executive Officer Performance Shares Award Agreement filed as Exhibit 10-1 to the Company’s Form 10-Q for the quarterly period ended September 25, 2011.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit 99-1 – Form of Executive Officer Performance Shares Award Agreement.*

*	Asterisk identifies management contract and compensatory plan or arrangement.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: December 9, 2011	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99-1	Form of Executive Officer Performance Shares Award Agreement.*

*	Asterisk identifies management contract and compensatory plan or arrangement.